Exhibit 10.2

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (this “Amendment”) is entered into as of July 1, 2026 (the “Amendment Effective Date”), by and between Motorsport Games Inc., a Delaware corporation, with principal executive offices currently located at 3350 SW 148th Avenue, Suite 207, Miramar, FL 33027 (the “Company”), and Stanley Beckley (“Executive”) (each, a “Party,” and collectively, the “Parties”).

WHEREAS, the Company and Executive entered into an Executive Employment Agreement dated as of March 27, 2026 (the “Original Agreement”), pursuant to which Executive was employed as Chief Financial Officer of the Company; and

WHEREAS, the Parties desire to amend the Original Agreement to reflect Executive’s change in position, duties, and compensation, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments to Position and Duties.

1.1 Position. Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Position. Executive is employed as Chief Accounting and Compliance Officer of the Company. Executive’s principal place of employment shall be the Company’s Miramar, Florida office and Executive agrees that Executive may only relocate his principal place of employment outside of Florida only with prior notice and written consent of the Board of Directors (the ‘Board’). Executive may be required to travel as reasonably necessary to fulfill his duties and responsibilities.”

1.2 Duties. Section 1.2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Duties. Executive shall be designated as the Company’s Principal Accounting Officer and shall be responsible for overseeing the Company’s accounting operations, financial reporting, internal controls, and compliance with applicable accounting standards and regulations, including without limitation the duties and responsibilities set forth on Schedule A attached hereto and incorporated herein by reference, subject to the lawful directives of the Chief Executive Officer (‘CEO’), the Chief Financial Officer, and the Board.

2. Amendments to Compensation.

2.1 Base Salary. Section 2.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Base Salary. The Company shall pay Executive a base salary at the annual rate of $250,000, payable in accordance with the Company’s regular payroll practices and subject to applicable withholdings and deductions (‘Base Salary’).”

2.2 Additional Bonuses. In consideration of Executive’s acceptance of the amended terms set forth in this Amendment, including the waivers and releases contained in Sections 3 and 4 hereof, the Company shall pay Executive the following amounts, subject to applicable withholdings and deductions:

2.2.1 A pro rata bonus for Executive’s service as Chief Financial Officer for the period from January 1, 2026 through June 30, 2026, calculated based on the annual bonus opportunity set forth in Section 2.2 of the Original Agreement, subject to approval by the Compensation Committee of the Board, to be paid to Executive in 2027.

2.2.2 A one-time signing bonus in the amount of Seven Thousand Dollars ($7,000) (the “Signing Bonus”), payable within thirty (30) days following the Release Effective Date (as defined in Section 4 below).

3. Waiver of Severance Claims. Executive acknowledges and agrees that the changes effected by this Amendment, including, without limitation, the change in Executive’s title from Chief Financial Officer to Chief Accounting and Compliance Officer, the reduction in Base Salary, and any changes to Executive’s duties and responsibilities, constitute changes to the terms of Executive’s employment under the Original Agreement. In consideration of Executive’s continued employment with the Company in the role of Chief Accounting and Compliance Officer, the Signing Bonus described in Section 2.2 above, and the other good and valuable consideration set forth herein, Executive hereby voluntarily and knowingly waives any and all rights to claim that such changes, individually or in the aggregate, constitute “Good Reason” as defined in Section 4.1.4 of the Original Agreement or otherwise entitle Executive to severance, separation pay, or any other compensation or benefits arising from or related to such change in status.

4. Waiver and General Release of Claims.

4.1 In consideration of Executive’s continued employment with the Company in the role of Chief Accounting and Compliance Officer, the Signing Bonus described in Section 2.2 above, and the other good and valuable consideration set forth herein, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, successors, and assigns, hereby irrevocably and unconditionally releases, waives, and forever discharges the Company and its subsidiaries, affiliates, predecessors, successors, assigns, and their respective current and former officers, directors, employees, agents, representatives, attorneys, and insurers (collectively, the “Released Parties”) from any and all claims, demands, actions, causes of action, suits, damages, losses, costs, expenses, and liabilities of whatever kind or nature, whether known or unknown, suspected or unsuspected, that Executive has or may have against any of the Released Parties arising out of, relating to, or in connection with Executive’s change in position from Chief Financial Officer to Chief Accounting and Compliance Officer, including, without limitation: (a) any and all claims of discrimination, retaliation, or harassment arising out of or relating to, to the extent applicable, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Florida Civil Rights Act, Chapter 11A of the Code of Ordinances of Miami-Dade County, Florida, or any other federal, state, or local anti-discrimination, whistleblower, or anti-retaliation statute, regulation, or ordinance; (b) any claims arising under the Occupational Safety and Health Act of 1970, the United States Equal Pay Act of 1963, the Racketeer Influence and Corrupt Organizations Act, qui tam claims under the False Claims Act, or any other applicable federal, state, or local statutes or regulations; (c) any claims sounding in tort, including without limitation wrongful discharge, constructive discharge, defamation, intentional or negligent infliction of emotional distress, interference with past, present, or prospective contractual or business relationships, negligence, or fraud; (d) any claims sounding in contract, whether express or implied, written or oral; and (e) any claims arising under the common law of any jurisdiction.

4.2 Executive represents and warrants that: (a) Executive has not filed, and will not file, any complaint, charge, or lawsuit against any Released Party with any local, state, or federal agency or court relating to the matters released herein; (b) Executive has been advised, and hereby is advised in writing, to consult with an attorney of Executive’s choosing prior to executing this Amendment; (c) Executive has had at least twenty-one (21) calendar days to consider the terms of this waiver and release (Executive may accept at any time before the expiration of such period); (d) Executive has seven (7) calendar days following Executive’s execution of this Amendment to revoke this waiver and release by delivering written notice of revocation to the Company’s CEO, Stephen Hood (sh@motorsportgames.com); and (e) this waiver and release shall not become effective or enforceable until the revocation period has expired without Executive exercising Executive’s right to revoke (the “Release Effective Date”).

4.3 Nothing in this Section 4 shall be construed to waive or limit Executive’s right to file a charge with, or participate in an investigation conducted by, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or any other federal, state, or local governmental agency or commission (collectively, “Government Agencies”), or to report possible violations of any law or regulation to any Government Agency; provided, however, that Executive waives any right to recover monetary damages or other individual relief in connection with any such charge, investigation, or report, except that Executive does not waive any right to receive an award from the Securities and Exchange Commission for information provided to the Securities and Exchange Commission. Additionally, nothing herein shall constitute a waiver or release of any rights or claims that cannot be waived or released as a matter of law, including without limitation any claims for workers’ compensation benefits, unemployment insurance benefits, or vested benefits under any employee benefit plan governed by the Employee Retirement Income Security Act of 1974 (ERISA).

5. Continuing Effect. Except as expressly modified by this Amendment, all terms, conditions, covenants, representations, and warranties set forth in the Original Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects. In the event of any conflict between the terms of this Amendment and the Original Agreement, the terms of this Amendment shall control.

6. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Original Agreement.

7. Entire Agreement. This Amendment, together with the Original Agreement (as amended hereby), constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements, understandings, or negotiations relating to the matters addressed herein.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts-of-law principles.

9. Counterparts. This Amendment may be executed in counterparts (including by electronic signature and PDF), each of which shall be deemed an original and all of which together shall constitute one instrument.

10. Acknowledgements. Executive acknowledges that Executive has had the opportunity to consult with independent legal counsel at Executive’s expense, has read and understands this Amendment, and is entering into it knowingly and voluntarily. Executive further acknowledges that the waivers and releases set forth herein are made freely, voluntarily, and without coercion, duress, or undue influence.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Executive Employment Agreement as of the Amendment Effective Date.

MOTORSPORT GAMES INC.

By:	/s/ Stephen Hood
Name:	Stephen Hood
Title:	Chief Executive Officer
Date:	June 17, 2026

EXECUTIVE

/s/ Stanley Beckley
Stanley Beckley
Date:	June 18, 2026

Schedule A
Duties and Responsibilities of Chief Accounting and Compliance Officer

Executive shall have the following duties and responsibilities as Chief Accounting and Compliance Officer and Principal Accounting Officer of the Company, which duties and responsibilities are not intended to be exhaustive and may be modified, supplemented, or amended from time to time:

1.	Financial Reporting & Compliance

A.	Direct the precise preparation, review, and timely submission of quarterly Form 10-Q and annual Form 10-K filings and oversee all financial filings and disclosures in accordance with applicable SEC requirements.

B.	Monitor evolving SEC, GAAP, and IFRS rules to seamlessly integrate new accounting updates company-wide, ensuring adherence to all applicable regulatory requirements.

C.	Act as the primary corporate liaison to facilitate external audits and resolve complex technical accounting positions, coordinating with external legal counsel on SEC filings and disclosure matters.

2.	Operational Management & Internal Controls

A.	Lead the global accounting team through efficient, structured month-end and year-end ledger close processes.

B.	Formulate, implement, and stress-test rigorous Sarbanes-Oxley control frameworks to prevent fraud and minimize operational risk, serving as the primary owner of the Company’s internal controls over financial reporting.

C.	Lead internal systems management and introduce automation into accounts payable, receivable, and payroll infrastructure.

3.	Regulatory Compliance & Corporate Governance

A.	Oversee the Company’s compliance with applicable securities laws and regulations, including Exchange Act reporting obligations, Regulation FD, and insider trading policies.

B.	Maintain and administer the Company’s corporate governance policies and compliance programs, including codes of conduct, whistleblower policies, and related-party transaction procedures.

C.	Ensure timely and accurate preparation and filing of all required NASDAQ listing standard certifications and compliance notifications.

Page 5 of 5